Exhibit (g)(1)

Time Sensitive Materials

Depositary’s Notice of Court Meeting and
Extraordinary General Meeting of
TOM Online Inc.

ADSs:	American Depositary Shares, evidenced by American Depositary Receipts (“ADRs”).
ADS CUSIP No.:	889728200.
ADS Mailing Record Date:	April 26, 2007.
ADS Voting Record Date:	May 31, 2007 — date on which you must be a Holder or Beneficial Owner for the Shares represented by your ADSs to be voted at the Meetings.
Meeting Specifics: (In Hong Kong)	Court Meeting — June 8, 2007, at 3:00 P.M. (Local Time) at 18 Harbor Road, 35th Floor, Central Plaza Conference Room, Regus Conference Center, Wanchai, Hong Kong.
Meeting Specifics: (In Hong Kong)	Extraordinary General Meeting (“EGM”) — June 8, 2007, at 3:30 P.M. (Local Time) (or as soon thereafter as the Court Meeting, convened for the same day and place, shall have been concluded or adjourned) at 18 Harbor Road, 35th Floor, Central Plaza Conference Room, Regus Conference Center, Wanchai, Hong Kong.
Meeting Agenda:	Please refer to the Company’s Notice of Court Meeting and Notice of EGM enclosed herewith.
ADS Voting Instructions Deadline:	On or before 10:00 A.M. (New York City time) on May 31, 2007.
Deposited Securities:	Ordinary Shares, Par Value HK$0.01 per share, of TOM Online Inc., a company incorporated and existing under the laws of Cayman Islands (the “Company”).
ADS Ratio:	80 Shares to 1 ADS.
Depositary:	Citibank, N.A.
Custodian of Deposited Securities:	Citibank, Hong Kong.
Deposit Agreement:	Deposit Agreement, dated as of March 11, 2004, by and among the Company, the Depositary and all Holders and Beneficial Owners of ADRs evidencing ADSs issued thereunder.

To be counted, your Voting Instructions need to be received by the
Depositary prior to 10:00 A.M. (New York City time) on May 31, 2007.
In addition, you must be a Holder of the ADSs as of
the ADS Voting Record Date (May 31, 2007)

     The Company has announced that a Court Meeting and an Extraordinary General Meeting of Shareholders (the “Meetings”) will be held at the date, times and location identified above. A copy of the Notices from the Company which include the agenda for such Meetings are enclosed.
     Holders of ADSs wishing to give voting instructions to the Depositary must sign, complete and return the enclosed Voting Instructions prior to the ADS Voting Instructions Deadline in the enclosed pre-addressed envelope.
     Upon timely receipt of signed and completed Voting Instructions from a Holder of ADSs, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposited Securities, to cause the Custodian to vote (or to cause to be voted by means of the appointment of a proxy or otherwise) the Deposited Securities in respect of which Voting Instructions have been received in accordance with the instructions contained therein, except that the Custodian will not vote the Deposited Securities in respect of which a Voting Instriction to “Abstain” has been received from holders of ADSs.
     These materials are being distributed to Holders of ADSs as of the ADS Distribution Record Date (April 26, 2007). However in order for your Voting Instructions to be valid, you must be a Holder of ADSs as of the ADS Voting Record Date (May 31, 2007). If you sell your ADSs prior to the ADS Voting Record Date and you will not, as a result of such sale be the Holder of the ADSs as of the ADS Voting Record Date, please forward these materials to the person who will be the Holder of the ADSs as of the ADS Voting Record Date. Copies of these materials can be obtained from Citibank, N.A. at 877-CITI-ADR (877-248-4237).
     Please note that Voting Instructions may be given only in respect of a number of ADSs reporting an integral number of Deposited Securities.
     The information contained herein with respect to the Meetings has been provided by the Company. Citibank, N.A. is forwarding this information to you solely as Depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy or completeness of such information. Citibank, N.A. does not, and should not be deemed to, express any opinion with respect to the proposals to be considered at the Meetings. The rights and obligations of Holders and Beneficial Owners of ADSs, the Company and the Depositary are set forth in their entirety in the Deposit Agreement and are summarized in the ADRs. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below.
     If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A. — Shareholder Services at 1-877-CITI-ADR (1-877-248-4237).
Citibank, N.A., as Depositary

Court Meeting and Extraordinary General Meeting

The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on May 31, 2007 for action to be taken.

2007 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
TOM Online Inc. (the “Company”)

CUSIP No.:	889728200.
ADS Mailing Record Date:	April 26, 2007.
Meeting Specifics: (In Hong Kong)	Court Meeting — June 8, 2007 at 3:00 P.M. at 18 Harbor Road, 35th Floor, Central Plaza Conference Room, Regus Conference Center, Wanchai, Hong Kong.
Meeting Specifics: (In Hong Kong)	Extraordinary General Meeting — June 8, 2007 at 3:30 P.M. (or as soon thereafter after the Court Meeting, convened for the same day and place, shall have been concluded or adjourned) at 18 Harbor Road, 35th Floor, Central Plaza Conference Room, Regus Conference Center, Wanchai, Hong Kong.
Meeting Agenda: Depositary:	Please refer to the Company’s Notices of Meetings (the “Meetings”) enclosed herewith. Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of March 11, 2004, by and among the Company, the Depositary and all Holders and Beneficial Owners of ADRs evidencing ADSs issued there under.
Deposited Securities:	Ordinary Shares, Par Value HK$0.01 per share, of TOM Online Inc. , a company incorporated and existing under the laws of Cayman Islands (the “Company”).
Custodian:	Citibank, Hong Kong.
     The undersigned holder, as of the ADS Record Date, of the American Depositary Receipt(s) issued under the Deposit Agreement and evidencing the American Depositary Shares identified on the reverse side hereof (such American Depositary Shares, the “ADSs”), acknowledges receipt of a copy of the Notices of Meetings and hereby irrevocably authorizes and directs the Depositary to cause to be voted at the Meetings (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.
     These materials are being distributed to Holders of ADSs as of the ADS Distribution Record Date (April 26, 2007). However in order for your Voting Instructions to be valid, you must be a Holder of ADSs as of the ADS Voting Record Date (May 31, 2007). If you sell your ADSs prior to the ADS Voting Record Date and you will not, as a result of such sale be the Holder of the ADSs as of the ADS Voting Record Date, please forward these materials to the person who will be the Holder of the ADSs as of the ADS Voting Record Date. Copies of these materials can be obtained from Citibank, N.A. at 877-CITI-ADR (877-248-4237).
Please indicate on the reverse side hereof how the Deposited Securities are to be voted.
The Voting Instructions must be marked, signed and returned on time in order to be counted.
By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

ITEM TO BE VOTED ON AT COURT MEETING
1.	The Scheme of Arrangement, as set forth in the Company’s Notice of Meeting enclosed herewith.
ITEM TO BE VOTED ON AT EXTRAORDINARY GENERAL MEETING
1.	THAT:
(A)	the scheme of arrangement dated April 30, 2007, (the “Scheme”) between the Company and the holders of Scheme Shares (as defined in the Scheme) in the form of the print thereof which has been produced to this meeting and, for the purposes of identification, signed by the chairman of this meeting, subject to any modifications, additions or conditions as may be approved or imposed by the Grand Court of the Cayman Islands, be and is hereby approved;

(B)	for the purpose of giving effect to the Scheme, on the Effective Date (as defined in the Scheme):
(i)	the issued share capital of the Company shall be reduced by canceling and extinguishing the Scheme Shares;

(ii)	subject to and forthwith upon such reduction of capital taking effect, the share capital of the Company will be increased to its former amount by the issue of the same number of ordinary shares of HK$0.01 each in the capital of the Company as is equal to the number of Scheme Shares cancelled and extinguished; and

(iii)	the Company shall apply the credit arising in its books of account as a result of such capital reduction in paying up in full at par the new ordinary shares of HK$0.01 each in the capital of the Company issued, and credited as fully paid, to TOM Group Limited (“TOM”) or to a subsidiary of TOM as TOM may direct; and
(C)	the directors of the Company be and are hereby authorized to do all acts and things considered by them to be necessary or desirable in connection with the implementation of the Scheme, including (without limitation) the giving of consent to any modification of, or addition to, the Scheme, which the Grand Court of the Cayman Islands may see fit to impose.

A	TOM Online Inc.

ITEM TO BE VOTED ON AT
COURT MEETING
Issues

	For	Against	Abstain

Resolution 1	☐	☐	☐
ITEM TO BE VOTED ON AT
EXTRAORDINARY GENERAL MEETING

	For	Against	Abstain

Resolution 1	☐	☐	☐

B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue.
Please be sure to sign and date this Voting Instruction Card.
Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

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